UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 20 , 2010

Commission File Number:  333-137170

Bond Laboratories, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

11011 Q Street, Building A, Suite 106, Omaha, Nebraska, 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2010, Bond Laboratories, Inc. (the "Company") entered into a Consulting Agreement for Services ("Agreement"), pursuant to which Burnham Hill Advisors LLC ("BHA") will continue to act as a financial and corporate strategy consultant to the Company. In connection with the engagement, Michael Abrams, an affiliate of BHA, will continue to serve as the Company's Interim Chief Financial Officer through August 20, 2011, the termination date of the Agreement (the "Term"), unless the Company's Board of Directors appoints a permanent Chief Financial Officer to replace Mr. Abrams.

Michael Abrams has extensive experience as a finance professional and has served as a senior-level advisor to numerous public companies during his career. Mr. Abrams is currently a Managing Director of Burnham Hill Partners LLC, a New York-based investment and merchant banking firm he joined in August of 2003. Mr. Abrams holds a Master of Business Administration with Honors from the Booth School of Business at the University of Chicago.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bond Laboratories, Inc.

Date:   August 23, 2010
By:	/s/ Michael Abrams

Name: Michael Abrams
Title: Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Consulting Agreement for Services Between Bond Laboratories, Inc. and Burnham Hill Advisors LLC, dated August 20, 2010.